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                                                                    EXHIBIT 2



                            STOCK PURCHASE AGREEMENT


         This Agreement is entered into as of the 24th day of June, 1994 by and between Rodman & Renshaw Capital Group, Inc., a Delaware corporation (the "Company"), and Abaco Casa de Bolsa, S.A. de C.V., Abaco Grupo Financiero, a corporation incorporated under the laws of the United Mexican States ("Abaco").


                                    RECITALS


         WHEREAS, Abaco owns a majority of the outstanding shares of capital stock of the Company; and

         WHEREAS, Abaco desires to invest additional funds in the Company in consideration of additional shares of capital stock of the Company.

         NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, the parties agree as follows:

         1. PURCHASE AND SALE OF SHARES. At the Closing (as hereinafter defined), the Company shall issue and sell to Abaco, and Abaco shall purchase from the Company 150 shares of Series A, non-voting preferred, $0.01 par value, of the Company as further described in Exhibit A hereto (the "Shares"). The terms, conditions, and agreements relating to the Shares as set forth in Exhibit A form a part of this Agreement and are binding upon the parties.

         2. CONSIDERATION AND PAYMENT. In consideration for the Shares, Abaco shall pay the Company by bank check or wire transfers the aggregate amount of U.S.$15,000,000.

         3. CLOSING. The purchase and sale of the Shares shall take place at the offices of the Company, on June 24, 1994, at a mutually agreeable time (the "Closing"). At the Closing, the Company shall deliver or cause to be delivered to Abaco, certificates evidencing the Shares, duly issued to Abaco, and any and all other documents necessary to issue the Shares, and Abaco shall deliver or cause to deliver to the Company, the purchase price as provided in
Section 2.

         4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Abaco as follows:

                 A. Corporate Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware.
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                 B.       Capitalization.  The aggregate number of shares of
capital stock which the Company is authorized to issue is 20,000,000 shares of common stock, $0.09 par value, __________ of which are presently issued and outstanding and 5,000,000 shares of preferred stock, $0.01 par value, none of which are issued or outstanding. The Shares have been duly authorized and when issued and paid for in accordance with this Agreement will be validly issued, fully-paid, and non-assessable. The shares of common stock of the Company into which the Shares are convertible have been duly reserved for such conversion, and when issued pursuant to such conversion such shares of common stock will be validly issued, fully paid, and non-assessable.

                 C. Authority, Execution and Delivery. The Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement and the consummation of the transaction contemplated hereby have been duly authorized by all requisite corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms.

                 D. Financial Statements. The Company has furnished to Purchaser the financial statements for the Company as of March 31, 1994, which statements have been prepared in accordance with generally accepted accounting principles consistently applied and present fairly the financial position of the Company as of the date thereof and the results of operations for the periods covered thereby. The Company further represents and warrants that there has been no material change in the financial position of the Company since such date.

                 E. No Conflict. Except for the authorization of the listing of the shares of common stock into which the Shares are convertible prior to such conversion, by the New York Stock Exchange and the filing of a Certificate of Designations in respect of the Shares with the Secretary of State of Delaware, no authorization or consent is required in connection with the execution, delivery, or performance of this Agreement by the Company and such execution, delivery or performance will not conflict with or result in a breach of the Company's charter documents or any material instrument or agreement.

         5. REPRESENTATIONS AND WARRANTIES OF ABACO. Abaco hereby represents and warrants to the Company as follows:

                 A. Corporate Organization. Abaco is a Mexican corporation, duly organized, validly existing and in good standing under the laws of the United Mexican States.

                 B. No Conflict. Except for approval by Mexican regulatory authorities, no authorization or consent is required in connection with the execution, delivery, or performance of this Agreement by the Company and such execution, delivery or performance
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will not conflict with or result in a breach of the Company's charter documents or any material instrument or agreement.

                 C. Authority, Execution and Delivery. Abaco has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement and the consummation of the transaction contemplated hereby have been duly authorized by all requisite corporate action on the part of Abaco. This Agreement has been duly executed and delivered by Abaco and constitutes the legal, valid and binding obligation of Abaco enforceable in accordance with its terms.

                 D. Investment Intent. The Shares acquired by Abaco pursuant to this Agreement, and the shares of common stock which may be acquired upon conversion of the Shares, will be acquired by Abaco for its own account and not with a view to, or for resale in connection with, any distribution of any of the Shares. Abaco acknowledges that it is aware of the applicable limitations under the Securities Act of 1933, as amended, upon the subsequent sale of the Shares, or such common shares, as the case may be, and that accordingly, certificates representing the Shares, or such common shares, as the case may be, may bear an appropriate legend.

         6. CONDITIONS TO CLOSING. The obligations of each of the parties to consummate the transactions contemplated by this Agreement shall be subject to the following conditions:

                 A. Representations and Warranties True. The representations and warranties of the other party shall be true and accurate in all material respects as of the Closing Date, as if made on such date.

                 B. No Litigation. There shall be no order, and no proceeding or investigation, pending or threatened, restricting or prohibiting the transactions contemplated by this Agreement.

                 C. Certificate of Designations. The Company shall file a Certificate of Designations in respect of the Shares with the Secretary of State of Delaware.

                 D. Mexican Regulatory Approvals. All requisite approvals by Mexican regulatory approvals shall have been obtained.

         7. STOCKHOLDER APPROVAL. The Company agrees to call a special meeting of its stockholders as soon as practicable after the availability of the annual report for the Company's fiscal year ended June 24, 1994 to approve the conversion of the Shares into shares of common stock of the Company in accordance with the terms of the Shares and further agrees to promptly thereafter cause such common shares to be listed on the New
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York Stock Exchange.  Abaco agrees to vote all of the common shares of the
Company held by it for such approval.

         8.      MISCELLANEOUS PROVISIONS.

                 A. Amendment, Modification and Waiver. This Agreement may be amended, modified and supplemented, in writing only, by mutual consent of the parties hereto. No failure on the part of any party to exercise any right, power or privilege hereunder shall operate as a waiver.

                 B. Assignment. The respective rights and obligations of the Company and Abaco under this Agreement shall not be assignable by either the Company or Abaco without the prior written consent of the other.

                 C. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

                 D. Entire Agreement. This Agreement including the exhibit hereto contains the entire understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                 E. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.
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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



ATTEST:                           RODMAN & RENSHAW CAPITAL GROUP, INC.


By:/s/ James D. Van De Graaff     By:/s/ Charles W. Daggs
   --------------------------        -------------------------------

Title:General Counsel             Title:Chief Executive Officer
   --------------------------        -------------------------------



ATTEST:                           ABACO CASA DE BOLSA, S.A. DE C.V.,
                                           ABACO GRUPO FINANCIERO


By:/s/ Jose Roble Flores          By:/s/ Ernesto Arechavala
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Title:                                     Title:
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